Exhibit 99.1

News Release

Contact:	Investors	Media
	Steve Shriner	Mike McCoy
	(404) 827-6714	(404) 588-7230

For Immediate Release

August 23, 2010

SunTrust Announces Final Results of Tender Offer

ATLANTA— SunTrust Banks, Inc. (NYSE: STI) announced today the final results of SunTrust Bank’s cash tender offer (the “Tender Offer”) to purchase up to $750,000,000 aggregate principal amount (the “Maximum Tender Amount”) of certain of its currently outstanding subordinated debt securities (the “Notes”). The Tender Offer expired at 11:59 p.m., New York City time, on August 20, 2010.

The total principal amount of Notes validly tendered and not validly withdrawn was $947,586,000, which exceeded the Maximum Tender Amount. Since SunTrust Bank (the “Company”) has accepted for payment only such portion of the Notes that does not result in purchasing Notes with an aggregate principal amount above the Maximum Tender Amount, the Company has accepted for purchase all $244,965,000 in principal amount of validly tendered Notes in Acceptance Priority Level 1, $505,035,000 of principal amount of validly tendered Notes in Acceptance Priority Level 2 and no Notes in Acceptance Priority Level 3, in accordance with the terms set forth in the Offer to Purchase dated July 26, 2010. The pro-ration factor for Notes in Acceptance Priority Level 2 is 0.847421. All Notes validly tendered and not accepted will be returned to investors as soon as possible. Settlement will occur today; accrued and unpaid interest up to, but not including, the settlement date will be paid in cash on all validly tendered and accepted Notes.

Title of Notes	CUSIP Number	Acceptance Priority Level	Principal Amount Tendered	Principal Amount Accepted	Principal Amount Outstanding Post Tender Settlement	Total Consideration	Tender Offer Consideration[1]

5.45% Subordinated Notes Due 2017	86787GAC6	1	$244,965,000	$244,965,000	$229,535,000	$1,044.54	$1,014.54

5.00% Subordinated Notes Due 2015	86787GAG7	2	$297,057,000	$251,629,000	$283,371,000	$1,072.15	$1,042.15

5.20% Subordinated Notes Due 2017	86787GAD4	2	$168,030,000	$142,333,000	$197,667,000	$1,031.89	$1,001.89

5.40% Subordinated Notes Due 2020	86787GAE2	2	$131,141,000	$111,073,000	$188,927,000	$1,017.34	$ 987.34

			$841,193,000	$750,000,000	$899,500,000

1.	Per $1,000 principal amount. Tender Offer Consideration excludes the Early Tender Premium ($30 per $1,000 principal amount).

Note. Pursuant to the terms to the Offer to Purchase, the Company will not purchase any 7.25% Subordinated Notes Due 2018 and, accordingly, no information is given with respect to these notes.

SunTrust Robinson Humphrey, Inc., Citigroup Global Markets Inc. and UBS Securities LLC acted as joint dealer managers for the Tender Offer. Global Bondholder Services Corporation acted as Information Agent. Contact information for the dealer managers and the Information Agent is listed on the back cover of the Offer to Purchase.

This press release shall not constitute an offer to purchase or a solicitation of an offer to sell with respect to any securities.

Important Cautionary Statement About Forward-Looking Statements

This news release may contain forward-looking statements. Statements regarding the expected execution and timing of the Tender Offer are forward-looking statements. Also, any statement that does not describe historical or current facts is a forward-looking statement. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” “initiatives,” “potentially,” “probably,” “projects,” “outlook,” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements are based upon the current beliefs and expectations of management and on information currently available to management. Such statements speak as of the date hereof, and we do not assume any obligation to update the statements made herein or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events.

Forward-looking statements are subject to significant risks and uncertainties. Investors are cautioned against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward-looking statements. Factors that could cause actual results to differ materially from those described in the forward-looking statements can be found in Item 1A of Part I of our 10-K and in other periodic reports that we file with the SEC.

About SunTrust

SunTrust Banks, Inc., headquartered in Atlanta, is one of the nation’s largest banking organizations, serving a broad range of consumer, commercial, corporate and institutional clients. As of June 30, 2010, SunTrust had total assets of $170.7 billion and total deposits of $118.7 billion. The Company operates an extensive branch and ATM network throughout the high-growth Southeast and Mid-Atlantic states and a full array of technology-based, 24-hour delivery channels. The Company also serves clients in selected markets nationally. Its primary businesses include deposit, credit, trust and investment services. Through various subsidiaries the Company provides mortgage banking, insurance, brokerage, investment management, equipment leasing and investment banking services. SunTrust’s Internet address is suntrust.com.